UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38341	52-2126573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Telephone Avenue, Anchorage, Alaska	99503-6091
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 907 - 297 - 3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value per share	ALSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of Alaska Communications Systems Group, Inc. (the “Company”) was held at 3:00 p.m. Alaska Time on March 12, 2021 at Alaska Communications Business and Technology Center, 600 East 36th Avenue, Anchorage, Alaska 99503 (the “Special Meeting”) to vote on the proposals set forth in the definitive proxy statement in connection with the Special Meeting (the “Proxy Statement”) filed with the U.S. Securities Exchange Commission (the “SEC”) on February 9, 2021 and first mailed to the Company’s stockholders on or about February 9, 2021. Out of 54,102,956 shares of the Company’s common stock (“Common Stock”) outstanding and entitled to vote at the Special Meeting as of the close of business on February 8, 2021, the record date for the Special Meeting, 33,022,305 shares of Common Stock, representing approximately 61.03%, were represented in person or by proxy at the Special Meeting, which constituted a quorum. A summary of the voting results for the matters proposed at the Special Meeting is set forth below.

Proposal 1 – Adoption of the Merger Agreement

At the Special Meeting, the Company’s stockholders approved by the requisite vote a proposal to adopt the Agreement and Plan of Merger, dated December 31, 2020 (as it may be amended from time to time, the “merger agreement”) by and among the Company, Project 8 Buyer, LLC (“Parent”) and Project 8 MergerSub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving as a wholly-owned subsidiary of Parent. The voting results for this proposal were as follows:

For	Against	Abstain
32,283,016	691,127	48,162

Proposal 2 – Non-Binding Advisory Approval of Merger-Related Compensation

At the Special Meeting, the Company stockholders approved by the requisite vote a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger. The voting results for this proposal were as follows:

For	Against	Abstain
29,939,001	2,207,735	875,569

Proposal 3 – Adjournment of the Special Meeting

At the Special Meeting, the Company stockholders approved by the requisite vote a proposal to adjourn the Special Meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there had been insufficient votes at the time of the Special Meeting to adopt the Merger Agreement. The voting results for this proposal were as follows:

For	Against	Abstain
30,284,128	2,683,691	54,486

Consummation of the transactions contemplated by the Merger Agreement are subject to the receipt of certain regulatory consents and satisfaction of certain customary closing conditions set forth in the Merger Agreement and discussed in detail in the Proxy Statement, which is available on the SEC’s website at www.sec.gov. Assuming the satisfaction of such closing conditions, the Company expects the closing to occur in the third quarter of 2021.

The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Annex A to the Proxy Statement.

Item 8.01	Other Events.

On March 15, 2021, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release, dated March 15, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.
(Registrant)
Date: March 16, 2021
/s/ Leonard A. Steinberg
Leonard A. Steinberg Corporate Secretary